UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2005

Neose Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27718	13-3549286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

102 Witmer Road, Horsham, Pennsylvania		19044
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-315-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2005, Neose Technologies, Inc. (the "Company") entered into an agreement with Joseph J. Villafranca, Ph.D, Executive Vice President Pharmaceutical Development and Operations, with respect to Dr. Villafranca’s retirement (the "Villafranca Agreement"). The Company also entered into an agreement with Marjorie A. Hurley, Pharm.D, Vice President Regulatory Affairs and Project Management, with respect to the termination of Dr. Hurley’s employment (the "Hurley Agreement").

Joseph J. Villafranca

The Villafranca Agreement supersedes the Company’s Employment Agreement with Dr. Villafranca dated September 12, 2002 (the "Employment Agreement"). The Villafranca Agreement generally provides that:

• Dr. Villafranca’s employment terminated on October 31, 2005.

• The exercise period for Dr. Villafranca’s options to purchase common stock of the Company will be extended until October 31, 2006.

• All unvested restricted share units became vested upon the termination of his employment.

• Medical benefits for Dr. Villafranca and his family will continue until October 31, 2006 at a monthly cost to him equal to his monthly contribution toward such coverage immediately prior to the termination of his employment, after which he will be eligible for COBRA.

• Dr. Villafranca will be entitled to receive, at the time designated for payment to all Company employees, a pro rata portion of any bonus earned by him for 2005 in accordance with the criteria that would be applicable if he remained employed at the time of consideration.

• Dr. Villafranca will provide assistance to the Company, up to 10 hours per month, to accomplish an orderly transition of his duties to other employees of the Company and with respect to any matter which relates to matters with which he was involved during his employment with the Company.

• Dr. Villafranca will be paid $157,976 in 12 approximately equal monthly payments commencing as soon as administratively possible following the execution of the Separation Agreement.

• The Company’s obligations with respect to certain of Dr. Villafranca’s payments and benefits are subject to his release of the Company from certain claims and his compliance with certain restrictive covenants.

Under the Employment Agreement, in the event that Dr. Villafranca was involuntarily terminated without cause, he would have received on the date of termination a cash payment equal to six months base salary. The Company also was obligated to arrange for outplacement services for Dr. Villafranca and to provide medical benefits to him (and his spouse and dependents, if they were covered immediately prior to such termination) for six months, at a monthly cost to Dr. Villafranca equal to the monthly cost of such coverage to him, if any, immediately prior to such termination. The Employment Agreement also provided that in the event that Dr. Villafranca was involuntarily terminated without cause or resigned for good reason within 12 months following a change of control, he would have received on the date of termination a cash payment equal to one year of base salary and his target annual bonus for the year in which the termination occurred. Additionally, all outstanding options that would have vested in the 12 months following termination would immediately have vested and remained exercisable for 12 months following termination. The Company also would have been obligated to arrange for outplacement services for him and to provide medical benefits to him (and his spouse and dependents, if they were covered immediately prior to such termination) for 12 months, at a monthly cost to Dr. Villafranca equal to the monthly cost of such coverage to him, if any, immediately prior to such termination. In the event that payments under the Employment Agreement resulted in the imposition of a parachute excise tax under Section 280(G) of the Internal Revenue Code, Dr. Villafranca would have been entitled to receive an additional "gross-up" payment to insulate him from the effect of that tax. The Employment Agreement also required Dr. Villafranca to release the Company from certain claims and to comply with certain restrictive covenants.

Marjorie A. Hurley

The Hurley Agreement supersedes the Company’s Change of Control Agreement with Dr. Hurley dated October 7, 2002 (the "Change of Control Agreement"). The Hurley Agreement generally provides that:

• Dr. Hurley’s employment terminated on October 31, 2005.

• The exercise period for Dr. Hurley’s options to purchase common stock of the Company will be extended to continue for 12 months from the termination of her services to the Company.

• All unvested restricted share units became vested upon the termination of her employment.

• Medical benefits for Dr. Hurley and her family will continue until October 31, 2006 at a monthly cost to her equal to her monthly contribution toward such coverage immediately prior to the termination of her employment, after which she will be eligible for COBRA.

• Dr. Hurley will be entitled to receive, at the time designated for payment to all Company employees, a pro rata portion of any bonus earned by her for 2005 in accordance with the criteria that would be applicable if she remained employed at the time of consideration.

• Dr. Hurley will provide assistance to the Company, up to 10 hours per month, to accomplish an orderly transition of her duties to other employees of the Company and with respect to any matter which relates to matters with which she was involved during her employment with the Company.

• Dr. Hurley will provide consulting services to the Company as determined from time to time by consensus between her and the Company. The Company will pay Dr. Hurley, in addition to the amounts otherwise payable under the Hurley Agreement, $1,500 per day for services performed. Any unvested options to purchase common stock will continue to vest during the period she provides consulting services.

• Dr. Hurley will be paid $95,027.90 in 12 approximately equal monthly payments commencing as soon as administratively possible following the execution of the Hurley Agreement.

• The Company’s obligations with respect to certain of Dr. Hurley’s payments and benefits are subject to her release of the Company from certain claims and her compliance with certain restrictive covenants.

Under the Change of Control Agreement, in the event that Dr. Hurley was involuntarily terminated without cause, she would have received on the date of termination a cash payment equal to six months base salary. The Company also was obligated to arrange for outplacement services for Dr. Hurley and to provide medical benefits to her (and her spouse and dependents, if they were covered immediately prior to such termination) for six months, at a monthly cost to Dr. Hurley equal to the monthly cost of such coverage to her, if any, immediately prior to such termination. The Change of Control Agreement also provided that in the event that Dr. Hurley was involuntarily terminated without cause or resigned for good reason within 12 months following a change of control, she would have received on the date of termination a cash payment equal to one year of base salary and her target annual bonus for the year in which the termination occurred. Additionally, all outstanding options that would have vested in the 12 months following termination would immediately have vested and remained exercisable for 12 months following termination. The Company also would have been obligated to arrange for outplacement services for her and to provide medical benefits to her (and her spouse and dependents, if they were covered immediately prior to such termination) for 12 months, at a monthly cost to Dr. Hurley equal to the monthly cost of such coverage to her, if any, immediately prior to such termination. In the event that payments under the Change of Control Agreement would have resulted in the imposition of a parachute excise tax under Section 280(G) of the Internal Revenue Code, Dr. Hurley would have been entitled to receive an additional "gross-up" payment to insulate her from the effect of that tax. The Change of Control Agreement also required Dr. Hurley to release the Company from certain claims and to comply with certain restrictive covenants.

Item 1.02 Termination of a Material Definitive Agreement.

See Item 1.01 above.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this report regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of these risks and uncertainties, any of which could cause our actual results to differ from those contained in the forward-looking statement, see the section entitled “Factors Affecting the Company’s Prospects” in our Annual Report on Form 10-K for the year ended December 31, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neose Technologies, Inc.

November 2, 2005	By:	C. Boyd Clarke

Name: C. Boyd Clarke
Title: Chairman and Chief Executive Officer